SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))

☐ Definitive Information Statement

ATLANTICA, INC.

(Name of Registrant as Specified in its Charter)

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Contact Person: Leonard W. Burningham, Esq.

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

ATLANTICA, INC.

4685 S. Highland Drive, Suite 202

Salt Lake City, Utah 84117

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY

INTRODUCTION

This Information Statement is being furnished to our shareholders (Atlantica, Inc., a Utah corporation [the “Company,” “Atlantica,” “we”, “our” or “us” or words of similar import]), regarding a one for 10 pro rata reverse split of our outstanding common stock (Proposal 1) and the adoption of Amended and Restated Articles of Incorporation (Proposal 2), to be voted upon at a special meeting of our shareholders (the “Meeting”). The Meeting is to be held at 4685 South Highland Drive, #202, Salt Lake City, Utah, 84117, on January 26, 2007, at 11:00 o’clock a.m., Mountain Standard Time. The accompanying Notice of Special Meeting of Shareholders and this Information Statement are first being mailed to our shareholders on or about January 5, 2007.

The amendments increase our authorized shares and add a class of preferred stock with the rights, privileges and preferences to be set by our Board of Directors (revised Article IV); and authorize our shareholders to take action by written consent without a meeting under the Utah Revised Business Corporation Act (" Utah Law") ( new Article V). These amendments also eliminate a recitation of specific purposes and powers that we possess in former Articles III and X in favor of a general statement that we can engage in any lawful activities that corporations organized under Utah Law can lawfully engage in (revised Article III); deleted the names of the initial incorporators and subscribers, and references to the fact that treasury stock shall be used for the Company’s benefit, as the Board of Directors may determine, for the benefit of our previously conducted mining operations (former Article V); deleted former Article VI that referenced subscriptions and mining contracts related to our previously conducted mining operations; deleted former Article VII that recited information about the number of directors that could be referenced in our Bylaws, the filling of vacancies on our Board, the place or places where meetings of our Board may be held, clauses about common or interested transactions with our directors and a summary of rights of indemnification under Utah Law that are already covered by Utah Law without reference; and deleted former Articles VIII, IX, X, XI, XII and XIII, that covered matters already allowed under Utah Law and that respectively related to what constitutes a quorum of directors; where meetings of shareholders may be held; recognition of record owners of the Company’s securities; that the private property of shareholders shall not be subject to claims of liabilities of the Company; and that the securities of the Company shall not be assessable. For a more complete description of these changes, see the caption “REASONS FOR THE ADOPTION OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION” below; and Appendix A hereto, which is a copy of the Amended and Restated Articles of Incorporation that specifically and clearly delineates the foregoing changes.

APPROXIMATE DATE OF MAILING: January 5, 2007.

These resolutions were unanimously adopted by our Board of Directors; and one of our directors, Duane S. Jenson, and his son, Travis T. Jenson, who collectively beneficially own 16,000,683 shares of our common stock or approximately 65.1% of our outstanding voting securities (the “Majority Stockholders”), have agreed to and intend to vote in favor of the Proposals at the Meeting. No other votes are required or necessary to adopt these Proposals, and none are being solicited hereunder. See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval of Reverse Split and Amended and Restated Articles of Incorporation,” herein. We are required to have the Proposals submitted to the Meeting because we cannot currently take action written by consent unless all of our shareholders sign the written consent, which is not presently feasible, considering the number of shareholders that we currently have. Taking action by written consent of less than all of our shareholders is one of the amendments that is being proposed to our Amended and Restated Articles of Incorporation. See Article V of Proposal No. 2 below.

Assuming the Majority Stockholders vote in favor of both Proposals, the reverse split will become effective following notice thereof to the National Association of Securities Dealers, Inc. (the "NASD") and the subsequent advice from the NASD of its effectiveness, which usually takes about 10 days. The Amended and Restated Articles of Incorporation will be filed with the Department of Commerce of the State of Utah immediately following any such vote at the Meeting, and will be effective on filing. The reverse split of our outstanding common stock and the amendment and restatement of our Articles of Incorporation are the only matters covered by this Information Statement.

PROPOSAL No. 1

REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK

Our Board of Directors has unanimously adopted a pro rata reverse split of our outstanding common stock on the basis of one share for every 10 shares owned, to be effective, if approved as anticipated, approximately 10 days from advice thereof to the NASD. In connection with the reverse split, we will retain our current par value of $0.0001 per share, while making appropriate adjustments to our additional paid in capital and stated capital accounts. All fractional shares will be rounded up to the nearest whole share. The reverse split is not subject to a mandatory exchange of stock certificates. Depending upon the number of shares issued in rounding up to the nearest whole share, the 24,581,458 currently outstanding shares of our common stock will be reduced to approximately 2,458,146 shares.

The following are examples of the effect that the reverse split will have on your stock ownership, if approved: If you currently own 100 shares, you will own 10 shares following the effective date of the reverse split; if you currently own 1,000 shares, you will own 100 shares following the effective date of the reverse split; and similarly, if you currently own 10,000 shares, you will own 1,000 shares following the effective date of the reverse split, and so on. All shareholders’ holdings will be affected, pro rata, as a result of the reverse split.

If the reverse split is approved, we will apply for a new Cusip Number; and we will be assigned a new trading symbol for the OTC Bulletin Board by the NASD (“OTCBB”); our common stock is currently quoted on the OTCBB only. In those events, we will disseminate a Press Release and timely file an 8-K Current Report with the Securities and Exchange Commission in those respects.

All shareholders are advised that there is no need to send in their respective stock certificate(s) and incur the transfer agent’s $20 fee to exchange their shares until they wish to dispose of their respective shares; customarily, no fees are charged by a broker/dealer for transfer fees when stock certificates are deposited with a broker/dealer because the broker/dealer usually transfers the stock certificates that it receives to its Depository Trust Company account, as a matter of course. This may allow shareholders to avoid the transfer fees now and in the future. The Company’s records will reflect that the reverse split is effective on each current stock certificate number(s) and that the Cusip Number that appears on each shareholders’ current stock certificate(s) will entitle each stockholder to the new post-split shares or any future capital adjustments that are made while retaining possession of their respective stock certificate(s); however, if the shareholders purchase or sell shares in the Company after the effective date of the reverse split set by the NASD, they will be buying or selling post-split shares.

If any stockholder desires to transfer their respective shares if and when the reverse split is approved, they are advised to (I) forward their respective stock certificates to Interwest Transfer Company (“Interwest Transfer”), our transfer and registrar agent, whose address is 1981 East Murray Holladay Road, Salt Lake City, Utah 84117; (ii) include a required transfer fee of $20 per each free trading stock certificate tendered, and $75 per each stock certificate that is imprinted with a “restricted” legend, that must be paid by the stockholder to Interwest Transfer; and (iii) that no signature or Medallion signature guarantee will be required on any stock certificate where the stock certificate being tendered is being transferred into the same name.

REASONS FOR THE ADOPTION OF THE REVERSE SPLIT

Our current business plan provides that we will attempt to acquire another business or entity through an acquisition, reorganization or a merger. Our Board of Directors believes that the reverse split will better assist us in facilitating the ease of an acquisition, reorganization or a merger involving our Company.

Our Company currently has 25,000,000 shares authorized, with 24,581,458 shares being currently issued and outstanding. Therefore, if we are able to find an acceptable candidate for an acquisition, reorganization or a merger, we would have no available shares to issue to complete the transaction. Further, in these types of transactions, where a company like ours has no assets of any kind, the number of shares usually retained by the shareholders of the non-operating shell company is normally a small percentage of the total post-closing outstanding shares; the reverse split will reduce the current shareholders’ holdings to an estimated amount of what those holdings might be at the closing of any potential acquisition, reorganization or merger transaction, based upon our Board of Director’s best estimate, considering similar transactions. Though there is no assurance that such would be the case, our Board of Directors believes that the adoption of the reverse split will make us a better candidate for an acquisition, reorganization or merger transaction.

PROPOSAL No. 2

The Amended and Restated Articles of Incorporation leave the current name and perpetual existence (Articles I and II, respectively); replace the enumerated purposes and powers with the general statement that any lawful business may be pursued (Article III); indicate that (i) we are increasing the authorized capital to 60,000,000 shares; (iii) add to the authorized shares 10,000,000 shares of preferred stock, with the rights, privileges and preferences to be set by our Board of Directors (Article IV); added a provision that allows us to take action by written consent of less than all of our shareholders (Article V); deleted, as authorized by statute, the names of our incorporators and the names and number of our initial directors; deleted by amendment, a description of property and claims, the designation of a quorum, the place of meetings, the lengthy enumeration of the purposes for which the corporation was formed, information about the ownership of registered shares, information about shareholders not being liable for debts of the corporation and an article regarding amending our Articles (Articles V, VI, VII, VIII, XI, X, XI, XII, XIII and XIV respectively). See Appendix A hereto, which is a copy of the Amended and Restated Articles of Incorporation that specifically and clearly delineates the foregoing changes.

The following is the full text of our proposed Amended and Restated Articles of Incorporation:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

The following constitutes the full text of our Amended and Restated Articles of Incorporation:

ARTICLE I

Name: The name of this corporation is “Atlantica, Inc.”

ARTICLE II

Duration: The duration of this corporation is perpetual.

ARTICLE III

Purposes: The purpose of purposes for which this corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

ARTICLE IV

Authorized Shares. The total number of shares which the corporation shall be authorized to issue is 60,000,000 shares of capital stock, such total number of shares consisting of 50,000,000 shares of common stock, having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock, having a par value of $0.0001 per share. All of the shares of the corporation’s capital stock shall be non-assessable.

Preferred Stock. The preferred stock may be issued by the corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the preferred stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, as stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of preferred stock (a “Director’s Resolution”). The authority of the Board of Directors with respect to each such series of preferred stock shall include, but shall not be limited to, determination of the following:

1. The distinctive serial designation and number of shares comprising each such series;

2. The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation’s capital stock, and the relative priority, if any, of payment of dividends on shares of that series over shares of any other series;

3. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

4. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

5. The rights, if any, to which the holders of the shares of that series shall be entitled in the event of voluntary involuntary liquidation, dissolution or winding-up of the corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

6. Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class of the capital stock of the corporation or any other series of preferred stock of the corporation or the securities of any other entity and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which or the events upon which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

7. Whether the issuance of any additional shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

8. Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of these Articles of Incorporation, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class; and

9. Any other preferences, privileges and powers, and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation and as shall now or hereafter be permitted by the Utah Revised Business Corporation Act, as amended.

Common Stock. Except as otherwise required by law or these Articles of Incorporation or as otherwise provided with respect to the relative rights of shares of Preferred Stock in any Director’s Resolution, all shares of common stock shall be identical and the holders of shares of common stock shall possess voting power and each share of common stock shall have one (1) vote.

Relative Ranking of Common Stock. The common stock is junior to the preferred stock and is subject to all of the powers, rights, privileges, preferences and priorities of the preferred stock as herein set forth and as may be stated in any Director’s Resolution.

ARTICLE V

WRITTEN CONSENT TO ACTION BY SHAREHOLDERS

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were entitled to be present and to vote.

END OF PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION

REASONS FOR THE ADOPTION OF THE AMENDMENDED AND RESTATED

ARTICLES OF INCORPORATION

Exercise of Corporate Powers.

Our Board of Directors added this Article III to clarify our corporate power to engage in any lawful activity allowed under the Utah Revised Business Corporation Act.

Increase in Authorized Capital.

Our Board of Directors believes that this Article IV will provide us with greater flexibility by increasing our authorized capital to allow us to issue up to an additional 25,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. There are no current arrangements with our Company that would result in the issuance of the additional authorized shares; however we are constantly looking for acquisitions that would be beneficial to us, and the planned change in our capitalization may be important to any discussions in this respect.

Taking Action by Consent of Less Than All of the Stockholders.

This is also an entirely new provision. Section 16-10a-704 of the Utah Revised Business Corporation Act requires that, for any corporation organized before the adoption of these statutes in 1992, that any action taken by less than all of the shareholders without a meeting must be approved at a meeting called for that purpose by a majority of the shareholders of any class entitled to vote at the meeting in accordance with Section 16-10a-1704(4), unless the Articles of Incorporation provided otherwise. This provision of Utah Law is not believed to be conducive to conducting the business of a publicly-held company like our Company. With the proposed amended Article IX provision, we could solicit a limited number of consents (less than 10) for a particular action requiring a vote of our shareholders to ensure its adoption without going to the expense of a proxy statement, and then advise the shareholders of the approval and effective date of the action in an information statement filed with the Securities and Exchange Commission and then mailed to our shareholders.

Miscellaneous Deletions of Provisions in our Existing Articles of Incorporation.

Section 16-10a-202 of the Utah Revised Business Corporation Act indicates that Articles of Incorporation need only set forth the name; purpose; the number of shares authorized; any required information on classes of securities that a corporation may be authorized to issue; the name, street address and signature of the registered agent; and the name and address of each incorporator. With the exception of the deletion of former Article VI dealing with certain properties and mining claims, the other provisions that were deleted from our Articles of Incorporation related to governing our affairs that are adequately covered by the applicable provisions of the Utah Revised Business Corporation Act, and in almost every instance, were merely recitations of Utah Law. Former Article VI that described certain properties and mining claims in the Eagle Mining District, White Pine County, Nevada, dealt with historical company operations; and was not deemed to be applicable to the current business plans of the Company. To the best knowledge of current members of management, the contract rights in the form of subscriptions outlined therein were in fact executed and delivered to the Company, the recited consideration was paid and the deletion of this Article VI does not indicate any change in the subscription circumstances stated therein. None of these deletions is believed to have had any adverse effect on the rights of our shareholders.

OUTSTANDING SHARES, VOTING AND PROXIES

Record Date and Outstanding Shares.

Our Board of Directors has fixed December 14, 2006, as the record date for the determination of holders of our common stock entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 24,581,458 shares of our common stock outstanding and entitled to vote. Holders of our common stock will be entitled to one vote per share held and are not entitled to cumulative voting at the Meeting.

Quorum and Voting.

The presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote at the Meeting is required to constitute a quorum for the purpose of considering Proposal Nos. 1 and 2. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

As long as there is a quorum of stockholders present at the Meeting in person or by proxy, only the vote of a majority of that quorum is required to adopt Proposal No. 1. For Proposal No. 2, Section 16-10a-1003 of the Utah Revised Business Corporation Act provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

Our Majority Shareholders have agreed to and intend to vote in favor of the Proposals at the Meeting. No other votes are required or necessary to adopt these Proposals, and none are being solicited hereunder. See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval of Reverse Split and Amended and Restated Articles of Incorporation,” herein. We are required to have the Proposals submitted to the Meeting because we cannot currently take action written consent unless all of our shareholders sign the written consent, which is not presently feasible, considering the number of shareholders that we currently have. Taking action by written consent of less than all of our shareholders is one of the amendments that are being proposed to our Amended and Restated Articles of Incorporation. See Article V of Proposal No. 2 above.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to the effecting of the reverse split or the restatement of our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the effecting of the reverse split which is not shared by all other shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that would have been entitled to vote if a meeting was required to have been held regarding the reverse split of our outstanding common stock consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on December 14, 2006, the record date for determining our shareholders who would have been entitled to notice of and to vote on the reverse split and the restatement of our Articles of Incorporation, was 24,581,458 shares.

Security Ownership of Principal Holders and Management.

The following table sets forth certain information as of December 14, 2006, regarding current beneficial ownership of the shares of our common stock by (I) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 24,581,458 outstanding shares of our common stock.

Ownership of Officers and Directors and Principal Stockholders

		Number of Shares	Percentage
Name and Address	Position	Beneficially Owned	of Class

Officers and Directors
Duane S. Jenson (1)	President & Director	12,000,683	48.8%
Terry Jenson (2)	Vice President & Director	0	0
Shelley Goff	Secretary & Director	0	0

Principal Stockholders
Travis T. Jenson (1) (3)	Stockholder	4,000,000	16.3%
Thomas J. Howells	Stockholder	4,000,000	16.3%
Leonard W. Burningham, Esq.	Stockholder	3,908,000	15.9%

TOTALS:		23,908,683	97.3%

(1) Shareholder who has agreed to vote in favor of both Proposals.

(2) Wife of Duane S. Jenson.

(3) Son of Duane S. Jenson.

Changes in Control.

There are no present contractual arrangements or pledges of our securities that may result in a change in control of our Company; however we are constantly looking for acquisitions that would be beneficial to us, and, based upon our limited resources and assets and our current liabilities, any such transaction that was completed would no doubt result in a change in control of our Company.

VOTE REQUIRED FOR APPROVAL OF REVERSE SPLIT AND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

As long as there is a quorum of shareholders present at the Meeting in person or by proxy, only the vote of a majority of that quorum is required to adopt Proposal No. 1.

Section 16-10a-1003 of the Utah Revised Business Corporation Act provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

Resolutions to effect the proposed amendments were unanimously adopted by our Board of Directors and the Majority Shareholders have agreed to vote for both Proposals.

OTHER MATTERS

Our Board of Directors is not aware of any business other than Proposal Nos. 1 and 2 that will be presented for consideration at the Meeting.

NOTICE

THE MAJORITY SHAREHOLDERS OF OUR COMPANY HAVE AGREED TO VOTE AT THE MEETING FOR THE ADOPTION OF THE REVERSE SPLIT OF THE OUR OUTSTANDING COMMON STOCK AND FOR THE ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION. ASSUMING THEY VOTE IN FAVOR OF PROPOSAL NOS. 1 AND 2, NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: December 14, 2006	/S/ DUANE S. JENSON, PRESIDENT AND DIRECTOR
Salt Lake City, Utah	DUANE S. JENSON, PRESIDENT AND DIRECTOR

APPENDIX “A”

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ATLANTICA, INC.

ARTICLE I

That the name of this corporation is “ATLANTICA, INC.”

ARTICLE II

The period or the existence or this corporation shall be perpetual.

ARTICLE III

[New Article III amending Old Article III]

The purpose of purposes for which this corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

[Old Article III]

In furtherance of and in no way in limitation of the powers now or hereafter conferred upon corporations by the laws of the state of Utah, or any other state or country, in which this corporation may do business, the pursuit and business of this corporation and its powers shall be:

(a) To conduct the business of mining in all its branches, including the working and development of lands containing ores and minerals of any and every kind; and milling, concentrating, refining or in any manner treating and reducing any ores or other mineral substances extracted from any property operated by the corporation or otherwise.

(b) To locate, purchase, lease and otherwise acquire, and to sell, mortgage or otherwise dispose of any mining claims or lands containing minerals or other lands necessary to carry out the objects of the incorporation, including the acquisition of agricultural or grazing lands, including oil lands, royalties and equities; and equipment for prospecting, drilling, producing, refining and distributing all products of every nature.

(c) To purchase, own, operate, sell and otherwise dispose of water rights, pipe lines, water ditches, canals, trucks and truck lines and franchises, airplanes and other flying equipment and landing fields for same.

(d) To acquire, own, operate or control any electric light plants, water power plants, tramways or other means of transportation (excepting the business of railroading,) mercantile establishments and boarding houses, which may be deemed necessary to conduct the business of the corporation.

(e) To acquire, own, held and dispose of any and all kinds of property, real, personal or mixed, necessary or incident to the conduct of the corporate business, including its own stocks and bonds and the stocks and bonds of other corporations, and while the owner thereof to exercise all the rights of ownership, and to sell, mortgage, hypothecate and otherwise dispose of the same and vote the shares of other corporations.

(f) To borrow money and for the purpose to execute and issue debenture bonds, promissory notes and other evidence of indebtedness.

(g) To make and perform contracts, and generally without limitation or restriction to exercise any and all powers now or which my hereafter be conferred upon corporations by the laws of Utah, or any other place where this corporation may own or control property as fully to all intents and purposes as natural persons.

ARTICLE IV

[New Article IV amending old Article IV]

The capital stock of this corporation shall be sixty million (60,000,000) shares, comprised of 50,000,000 shares of common stock of a par value of $0.0001 each; and 10,000,000 shares of preferred stock of a par value of $0.0001 each. The authorized capital stock of the corporation shall be nonassessable. The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred or any class or series thereof, by amendment hereto, without shareholder approval.

[Old Article IV]

The authorized capital stock of the corporation shall be twenty-five million (25,000,000) shares of common stock, with a par value of $0.000l per share.

ARTICLE V

[New Article V added]

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

[Old Article V deleted]

The names and places of residence of the incorporators, with the number of shares of stock subscribed by each are as follows:

Name	Residence	No. of Shares
Paul C. Lyon	Salt Lake City, Utah	175,000
Paul C. Lyon, Trustee	Salt Lake City, Utah	195,000

Name	Residence	No. of Shares
Ruth P. Lyon	Salt Lake City, Utah	40,000
T.E. Wessel	Gold Hill, Utah	175,000
Myrtle L. Wessel	Gold Hill, Utah	40,000
George H. Taylor	McGill, Nevada	12,500
D. W. Adamson	Salt Lake City, Utah	12,500
S. B. Robbins	Salt Lake City, Utah	7,000
W. H. Stookey	Salt Lake City, Utah	25,000
A. H. Christensen	Provo, Utah	37,500

The said treasury stock is for the use and benefit of the corporation; said stock and any other stock which may hereafter be acquired by the corporation shall be under the control of the Board of Directors, with power to sell or otherwise dispose of the same and to order it issued in such amounts as may be desirable and to receive payment therefor in cash, mining claims or other property at its fair cash value, or for work or labor performed.

[Deleted Article VI]

ARTICLE VI

The total subscription for the 2,000,000 shares of stock as herein provided is paid by the transfer to the corporation and acceptance by it of the following described property and claims as follows, all situated in the Eagle Mining District, White Pine County, Nevada: Contact No. 1, Contact No. 2, Contact No. 3, Contact No. 4, and Contact No. 5, lode mining claims, all recorded in Book 123, pages 415 to 418, of Mining Locations in the office of the County Recorder of White Pine County, at Ely, Nevada; and an assignment of a certain Lease end Option to T. E. Wessel, covering 9 unpatented lode claims owned by Wm. Sellas.

The above mentioned property is necessary to the business of this corporation and believed by the incorporators hereof to be of the fair cash market value of $20,000.00 for which amount the corporation accepts same, and by the transfer of which the 2,000,000 shares of stock herein subscribed are believed to be fully paid.

[Deleted Article VII]

ARTICLE VII

The exact number of directors may from time to time be specified by the Bylaws, but not less than three nor more than nine. When the Bylaws shall not specify the exact number of directors, the number of directors shall be nine. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the directors then in office, though less than a quorum.

“The directors shall have the power, if the Bylaws so provide, to hold their meetings and to have one or more offices within or without the State of Utah, and to keep the books, documents and papers of the corporation (subject to the provisions of the laws of Utah) outside of the State of Utah at such places as may be from time to time designated by the Board of Directors.

“No contract or transaction entered into by the corporation shall be affected by the fact that a director of the corporation is personally interested in it, if, at the meeting of the Board of Directors making, authorizing, or confirming such contract or transaction, the interested director discloses his interest therein and refrains from voting on such contract or transaction, and such contract or transaction is adopted or ratified by a majority of a quorum of directors present.

“The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.”

[Deleted Article VIII]

ARTICLE VIII

A majority of the members of the Board of Directors shall be necessary to constitute a quorum at all meetings. The vote of a majority of a quorum shall be the vote of the corporation. Whenever a majority of the Board shall meet and act unanimously, such action shall be a legal act of the corporation. The Board of Directors shall have power to adopt by-laws not inconsistent with these articles or general law, and to amend or repeal the same at pleasure.

[Deleted Article IX]

ARTICLE IX

“Meetings of the shareholders may be held at the registered office of the corporation in the City of Salt Lake City or at such other place either within or without the State of Utah as shall be provided by the Bylaws of the corporation and the notices of such meetings.”

[Deleted Article X and restated under Article III]

ARTICLE X

“The purposes for which the corporation is formed are as follows:

“(a) Directly, or through ownership of shares in any corporation, to purchase, lease, exchange, or otherwise acquire real estate and property, either improved or unimproved, and any interest therein; to own, hold, control, maintain, manage, and develop the same; to erect, construct, maintain, improve, rebuild, enlarge, alter, manage, operate, and control all kinds of buildings, houses, hotels, apartments, stores, offices, warehouses, mills, shops, factories, machinery, and plants, and all structures and erections of any description on any lands owned, held, or leased by the corporation, or upon any other lands; to lease or sublet offices, stores, apartments, and other space in such building or buildings, and to sell, lease, sublet, mortgage, grant a security interest in, exchange, assign, transfer, convey, pledge, or otherwise alienate or dispose of any of such real estate and property, and any interest therein.

“(b) Directly, or through ownership of shares in any corporation, to purchase or otherwise acquire, hold, manufacture, sell, exchange, mortgage, grant a security interest in, pledge, hypothecate, deal in, and dispose of commodities, building materials, and other personal and real property of every kind, and any interest therein.

“(c) To purchase or otherwise acquire, hold, sell, exchange, pledge, hypothecate, underwrite, deal in and dispose of shares, bonds, notes, debentures, or other evidences of indebtedness and obligations and securities of any corporation, company, association, partnership, syndicate, entity, or person, domestic or foreign, or of any domestic or foreign state, government, or governmental authority or of any political or administrative subdivision or department thereof, and certificates or receipts of any kind representing or evidencing any interest in any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, or securities; to issue its own shares, bonds, notes, debentures, or other evidences of indebtedness and obligations and securities for the acquisition of any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates, or receipts purchased or acquired by it; and, while the owner or holder of any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates, or receipts, to exercise all the rights of ownership in respect thereof; and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise, those issuing, creating, or responsible for any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates, or receipts.

“(d) To purchase or otherwise acquire, hold, exchange, pledge, hypothecate, sell, deal in, and dispose of mortgages covering any kind of property, tax liens, and transfers of tax liens on real estate.

“(e) To transact a general real estate agency and brokerage business, buying, selling, and dealing in real estate and real property and any interest therein, on commission, or otherwise, and renting and managing real estate; and to act as agent, nominee, or attorney-in-fact for any persons or corporations in buying, selling, holding, and dealing in real estate and any interest therein and chosen in action secured thereby and other personal property collateral thereto and in supervising, managing, and protecting such property and any interest therein and claims affecting same.

“(f) To purchase or otherwise acquire, undertake, carry on, improve, or develop, all or any of the business, good will, rights, assets, and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this corporation is authorized to carry on, pursuant to the provisions of this certificate; and to hold, utilize, and in any manner dispose of the rights and property so acquired.

“(g) To make any guaranty respecting dividends, shares, securities, indebtedness, interest, contracts, or other obligations so far as the same may be permitted to be done by corporations organized under the business corporation laws of the State of Utah.

“(h) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession, or cooperations, with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to the carrying out of any of the purposes of the corporation.

“(i) To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, or rescind any such contracts.

“(j) To exercise all or any of the corporate powers and to carry out all or any of the purposes, enumerated herein or otherwise granted or permitted by law, while acting as agent, nominee, or attorney-in-fact for any persons or corporations, and to perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, or other entity, and in such capacity or under such arrangement to develop, improve, stabilize, strengthen, or extend the property and commercial interests thereof, and to aid, assist, or participate in any lawful enterprises in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the corporation laws of the State of Utah.

“(k) To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or in association with others, and incidental or pertaining to, or growing out of, or connected with, its business or powers, provided the same be not inconsistent with the laws of the State of Utah.

“Nothing herein contained shall be deemed or construed as authorizing, or permitting, or purporting to authorize or permit the corporation to carry on any business, exercise any power, or do any act which the corporation may not, under the business corporation laws of the State of Utah, lawfully carry on, exercise, or do.

“The provisions in the clauses contained in this Article are to be construed both as purposes and powers and shall, except when otherwise expressed in this Article, be in no wise limited or restricted by reference to or inference from the terms of any other clause of this, or of any other, Article of this certificate, but each of the purposes and powers specified in this Article shall be regarded as independent purposes and powers; and the specification herein contained of particular powers is not intended to be, and shall not be held to be, in limitation of the general powers herein contained, or in limitation of the powers granted to corporations under the laws of the State of Utah, but is intended to be, and shall be held to be, in furtherance thereof.”

[Deleted Article XI]

ARTICLE XI

So far as not otherwise expressly provided by the laws of Utah, or any other state where this corporation may do business, the corporation shall be entitled to treat the person in whose name any share is registered (as trustee, agent, pledgee, legal representative or otherwise) as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claims to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof.

[Deleted Article XII]

ARTICLE XII

The private property of the stockholders shall not be liable for the debts of the corporation.

[Deleted Article XIII]

ARTICLE XIII

The stock of the corporation shall be non-assessable.

[Deleted Article XIV]

ARTICLE XIV

“These articles may be amended in any particular and at any time by a majority vote of the outstanding stock at any annual or special meeting, provided five days prior written notice by mail had been given each stockholder of record.”

APPENDIX “B”

ATLANTICA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 26, 2007

TO ALL STOCKHOLDERS:

NOTICE is hereby given that a special meeting of the stockholders of Atlantica, Inc., a Utah corporation (the “Company”), will be held at 4685 South Highland Drive, #202, Salt Lake City, Utah 84117, on January 26, 2007, at 11:00 a .m. Mountain Daylight Time (hereinafter, the “Meeting”).

The Meeting will be held for the following purposes:

1. To effect a one for 10 reverse split of our outstanding common stock as outlined in the Company’s Information Statement mailed to stockholders on January 5, 2007;

2. To amend and restate the Company’s Articles of Incorporation as outlined in the Company’s Information Statement mailed to stockholders on January 5, 2007; and,

3. To transact any other business that may properly come before the Meeting.

As of the date of this Notice, the Board of Directors of the Company is not aware of any other business to come before the Meeting.

Only stockholders of record at the close of business on December 14, 2006, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

By Order of the Board of Directors

Duane S. Jenson

President and Director

January 5, 2007

Salt Lake City, Utah